UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 14, 2008

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number )	Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices)                    (Zip Code)

(818) 734-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A is filed solely to clarify that the information filed under Item 3.01 of the Registrant’s Current Report on Form 8-K dated January 18, 2008 was intended to have been filed under Item 3.03.

Item 1.01    Entry into a Material Definitive Agreement.

On January 14, 2008, North American Scientific, Inc. (the “Company”) entered into a Fourth Amendment to Rights Agreement, dated as of October 14, 1998, by and between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as rights agent, which provides that the private placement contemplated by the Securities Purchase Agreement, previously disclosed in the Company’s Current Report on Form 8-K dated December 13, 2007, and the transactions contemplated thereby will not be deemed a “triggering event” (as defined in the agreement) by reason of the private placement or any of the transactions contemplated thereby.

The Fourth Amendment to Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 3.03    Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Fourth Amendment to Rights Agreement, dated as of January 14, 2008, by and between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as rights agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated January 18, 2008).

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: January 31, 2008	By:	/s/John B. Rush
	Name:	John B. Rush
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	10.1 Fourth Amendment to Rights Agreement, dated as of January 14, 2008, by and between the Company and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as rights agent.*
____________________
* Previously filed.